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                                                                  Exhibit 11.(b)

                        Baker Donelson Bearman & Caldwell
                            First Tennessee Building
                                   Suite 2000
                               165 Madison Avenue
                            Memphis, Tennessee 38103



 DANIEL B. HATZENBUEHLER
DIRECT DIAL:  (901) 577-2306
                                                       October 23, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  FIRST FUNDS (THE TRUST):  U.S. GOVERNMENT MONEY MARKET PORTFOLIO;
     U.S. TREASURY MONEY MARKET PORTFOLIO; MUNICIPAL MONEY MARKET PORTFOLIO; CASH RESERVE PORTFOLIO; GROWTH AND INCOME PORTFOLIO (FORMERLY TOTAL RETURN EQUITY PORTFOLIO); BOND PORTFOLIO (FORMERLY TOTAL RETURN FIXED INCOME PORTFOLIO); CAPITAL APPRECIATION PORTFOLIO; INTERMEDIATE BOND PORTFOLIO AND TENNESSEE TAX-FREE PORTFOLIO (EACH, A PORTFOLIO)

     File No. 33-46374
     Post-Effective Amendment No. 13

Dear Sirs:

     We serve as counsel to the above-referenced Trust. In that capacity, we have reviewed the Post-Effective Amendment No. 13 to the Trust's Registration Statement on Form N-1A which accompanies this letter ("Amendment"), including the covering letter thereto. The Amendment was prepared by ALPS Mutual Fund Services, Inc. ("ALPS"), the Trust's Administrator, and, as stated in the covering letter to the Amendment, is being filed for the principal purpose of making certain editorial and other changes in the disclosures contained in the Trust's most recent post-effective amendment in connection with the annual update of the Trust's Registration Statement. The changes are noted in the covering letter to the Amendment, and ALPS has advised us that all such changes are marked in the body of the Amendment. Pursuant to paragraph (e) of Rule 485, we represent that, to the best of our knowledge based upon the statements of ALPS contained in the covering letter to the Amendment and our review of the Amendment and the changes as marked therein, the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

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Securities and Exchange Commission
October 23, 1997
Page 2



     Further, we consent to the use of our name in the Registration Statement under the caption of the prospectus for the Tennessee Tax-Free Portfolio entitled "What is the Effect of Income Tax On This Investment?" and elsewhere it may appear.


                                        Very truly yours,



                                        Daniel B. Hatzenbuehler